EXHIBIT 99.1

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14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500;
                                                                Fax 703-674-5506
E-mail: info@steelcloud.com

For investor or marketing information contact: TIM CLEMENSEN AT 212.843.9337, tclemensen@rubensteinir.com For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

          STEELCLOUD ANNOUNCES FISCAL 2007 RESULTS AND CONFERENCE CALL
                    COMPANY ACHIEVED PROFIT RESTORATION IN Q4

Herndon, VA--January 31, 2008--SteelCloud, Inc. (Nasdaq: SCLD), a leading manufacturer of integrated computing solutions announced financial results for its 2007 fiscal year which ended October 31, 2007. The Company successfully achieved its estimates of returning to profitability in Q4 2007. Fourth quarter revenues were approximately $10.1 million in fiscal 2007 compared to $5.4 million in fiscal 2006. Net income for fiscal 2007 fourth quarter was $102,000 or $.01 per share compared to a net loss of approximately $818,000 or $.05 in fiscal 2006. Fiscal 2007 fourth quarter results include non-recurring severance charges of approximately $318,000.

Annual revenues for fiscal 2007 were approximately $23.3 million compared to $24.2 million in fiscal 2006. The annual net loss for fiscal 2007 was $1.9 million compared to net loss of $10 million in fiscal 2006. Fiscal 2006 results include non-recurring charges of approximately $4.5 million associated with goodwill impairment and $840,000 associated with severance charges. Excluding these non-recurring charges for both years, net loss from operations was $1.6 million in fiscal 2007 compared to $4.2 million in fiscal 2006, an improvement of over 60%.

 "We were successful in attaining our goal to return to profitability in our fourth quarter," said Bob Frick, SteelCloud CEO and President. "We have turned the corner now as we enter fiscal 2008 with a sharp focus on growing our revenue base in our core integration and ISV business. In addition to the goal for a return to profitability we will endeavor to expand on this success by concentrating on the horizontal penetration of new markets and vertical expansion of existing markets and customers. I am excited about the progress we have made during my short tenure as well as the opportunities we have in front of us in 2008."
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FISCAL 2007 HIGHLIGHTS:

     o    Contract Integration revenues increased 49%

     o    ISV appliance revenues increased 62%

     o    Cash & cash equivalents were approximately $2.6 million on October 31,
          2007

     o Working capital at October 31, 2007 was over $3.7 million which is adequate for our fiscal 2008 plan

     o Annual operating costs, excluding one-time or non-recurring charges, decreased $1.3 million or 17%

The above figures are based on restated consolidated balance sheets for the fiscal year ended October 31, 2006, the related consolidated statements of operations, shareholders' equity, and cash flows for each of the fiscal years ended October 31, 2006 (and October 31, 2005), each of the quarters in fiscal year 2006, and the first three quarters of fiscal year 2007 to be released in our annual report on Form 10-K for the period ending October 31, 2007. We are restating our consolidated financial statements as the result of certain errors in our previously issued financial statements, principally related to the misclassification of certain direct and indirect manufacturing costs in our consolidated statements of operations, resulting in an understatement of cost of goods sold and a comparable overstatement of operating expenses.

QUARTERLY CONFERENCE CALL

The Company will hold a conference call at 10:00 AM EST on Monday February 4, 2008 to discuss the release. Robert Frick, SteelCloud President and Chief Executive Officer, will host the call.

For investors interested in listening to the earnings call, please dial 866-901-2585, for international calls dial 404-835-7099 and reference SteelCloud. A recording of the earnings call will be available until 11:59 PM EST, February 15, 2008 and will be accessible by dialing 866-211-4755 (USA) or 404-835-7050 (International) and keying in 4804300#. Press 4 to listen, enter confirmation: 20071227399714#.

ABOUT STEELCLOUD

SteelCloud is an engineering and manufacturing integrator specializing in network centric and embedded computing solutions for the federal government and independent software vendors. The Company designs and manufactures specialized servers and appliances for federal integrators, software vendors and volume users. The Company's ISO 9001:2000 certified Quality Management System provides procedures for continuous quality improvement in all aspects of its business. Over its nearly 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.



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


                                STEELCLOUD, INC.
                           CONSOLIDATED BALANCE SHEETS
                                                                                      OCTOBER 31,
                                                                            -----------------------------
                                                                                2006            2007
                                                                               (RESTATED)
                                                                             ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents .............................................   $  3,655,163    $  2,622,654
    Accounts receivable, net of allowance for doubtful accounts of
   $73,000 and $40,000 as of October 31, 2006 and 2007,
   respectively ..........................................................      3,817,715       2,625,372
   Inventory, net ........................................................      1,185,069       1,178,395
   Prepaid expenses and other current assets .............................        229,155         255,924
   Deferred contract costs ...............................................        217,494          83,753
                                                                             ------------    ------------
Total current assets .....................................................      9,104,596       6,766,098

Property and equipment, net ..............................................      1,039,752         802,288
Equipment on lease, net ..................................................        441,866         323,904
Other assets .............................................................         57,092          44,053
                                                                             ------------    ------------
Total assets .............................................................   $ 10,643,306    $  7,936,343
                                                                             ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ......................................................   $  2,639,346    $  1,789,329
   Accrued expenses ......................................................      1,139,373       1,158,641
   Notes payable, current portion ........................................         14,629          12,842
   Unearned revenue ......................................................        200,813          98,255
                                                                             ------------    ------------
Total current liabilities ................................................      3,994,161       3,059,067
    Notes payable, long-term portion .....................................         28,991          15,442
    Other ................................................................        367,741         154,520
                                                                             ------------    ------------
Total long-term liabilities ..............................................        396,732         169,962
Stockholders' equity:
Preferred stock, $.001 par value; 2,000,000 shares authorized, 0 and 0
shares issued and outstanding at October 31, 2006 and 2007, ..............           --              --
respectively
Common stock, $.001 par value; 50,000,000 shares authorized 14,662,176 and
14,716,934 shares issued at October 31, 2006 and 2007,
respectively .............................................................         14,662          14,717
Additional paid-in capital ...............................................     49,834,658      50,234,099
Treasury stock, 400,000 shares at October 31, 2006 and 2007, .............     (3,432,500)     (3,432,500)
respectively
Accumulated deficit ......................................................    (40,164,407)    (42,109,002)
                                                                             ------------    ------------
Total stockholders' equity ...............................................      6,252,413       4,707,314
                                                                             ------------    ------------
Total liabilities and stockholders' equity ...............................   $ 10,643,306    $  7,936,343
                                                                             ============    ============
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                                STEELCLOUD, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        YEARS ENDED OCTOBER 31,
                                              --------------------------------------------
                                                  2005            2006            2007
                                               (RESTATED)      (RESTATED)
                                              ------------    ------------    ------------

Products ..................................   $ 31,401,348    $ 21,615,038    $ 21,421,129
Services ..................................      3,123,790       2,600,873       1,894,551
                                              ------------    ------------    ------------
Net revenues ..............................     34,525,138      24,215,911      23,315,680

Products ..................................     25,290,916      18,379,046      17,064,855
Services ..................................      2,117,266       2,057,465       1,305,604
                                              ------------    ------------    ------------
Costs of revenues .........................     27,408,182      20,436,511      18,370,459
                                              ------------    ------------    ------------

Gross profit ..............................      7,116,956       3,779,400       4,941,948
                                              ------------    ------------    ------------

Selling and marketing .....................      1,868,787       2,482,079       1,614,817
General and administrative ................      4,424,504       4,780,554       4,315,254
Research and product development ..........        998,832         634,449         661,550
Impairment of goodwill and other intangible           --         4,485,657            --
assets
Amortization of intangible assets .........        115,113          86,335            --
Severance and restructuring ...............           --           839,642         317,548
                                              ------------    ------------    ------------

(Loss) from operations ....................       (290,280)     (9,529,316)     (1,963,948)

Other income (expense):
   Interest income ........................         61,241          56,586          46,458
   Interest expense .......................        (12,879)         (3,003)        (27,105)
   Other, net .............................           --          (174,361)           --
                                              ------------    ------------    ------------
(Loss) from operations ....................       (241,918)     (9,650,094)     (1,944,595)

(Provision for) income tax ................           --          (400,000)           --
Net (loss) available to common ............   $   (241,918)   $(10,050,094)   $ (1,944,595)
stockholders
                                              ============    ============    ============

(Loss) per share, basic and diluted:
Net (loss) per share ......................   $      (0.02)   $      (0.71)   $      (0.14)
                                              ------------    ------------    ------------
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